AGREEMENT TO TRANSFER OPERATING AGREEMENT

THIS AGREEMENT TO TRANSFER OPERATING AGREEMENT (this “Agreement”) is entered into as of June 30, 2010, by and among General Red Company, Ltd., a company incorporated under the laws of the British Virgin Islands (“General Red BVI”), Xingguo General Red Navel Orange Preservation Company, Ltd., a limited liability company organized under the laws of the People’s Republic of China (“PRC”) (“Xingguo”) and the majority shareholder of Xingguo (“Shareholder”), and Sheng Da Holdings Limited, a company incorporated under the laws of British Virgin Islands (“Sheng Da BVI”, and with General Red BVI, Xingguo and Shareholder collectively referred to as the “Parties”).

WHEREAS, in connection with a certain Consulting Services Agreement dated as of November 17, 2008 (the “Consulting Agreement”), General Red BVI entered into an Operating Agreement dated as of even date therewith (the “Operating Agreement”) with Xingguo and Shareholder;

WHEREAS, General Red BVI, Xinguo and Shareholder have entered into an agreement dated as of even date herewith, whereby General Red BVI has transferred the Consulting Agreement and assigned all of its rights and obligations under Consulting Agreement to Sheng Da BVI;

WHEREAS, in connection with the assignment of the Agreement, General Red BVI desires to transfer the Operating Agreement, and assign all of its rights and obligations thereunder, to Sheng Da BVI, and Sheng Da BVI desires to accept such transfer and assignment;

WHEREAS, Section 9 of the Operating Agreement provides that General Red BVI may assign its rights and obligations under the Operating Agreement at its discretion pursuant to a written notice to Xingguo and that no further consent from Xingguo is required for such assignment;

NOW. THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

(A) TRANSFER OF THE OPERATING AGREEMENT.

(1) General Red BVI hereby transfers the Operating Agreement, and assigns all of its rights and obligations thereunder, to Sheng Da BVI, and Sheng Da BVI hereby accepts such transfer and assignment (collectively the “Transfer”).

(2) In accordance with Section 9 of the Operating Agreement, General Red BVI shall notify Xingguo of the Transfer pursuant to a written notice, the form of which is attached hereto as Exhibit A.

(3) Sheng Da BVI shall cooperate with Xingguo and take all actions necessary to replace General Red BVI with Sheng Da BVI as a guarantor to such guarantee agreements, if any, entered into by General Red BVI pursuant to Section 1 of the Operating Agreement.

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(B) GENERAL PROVISIONS.

(1) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth as follows (or at such other address for a party as shall be specified by like notice):

If to General Red BVI:

General Red Company, Ltd.

Address:	SHIRLEY TRUST COMPANY LIMITED, 90 Main Street, P.O. Box 3099, Road. Town, Tortola, British Virgin Islands.

Facsimile:

Attn: Director

If to Sheng Da BY!:

.Sheng Da Holdings Limited

Address:	P.O. Box 957, Offshore Incorporation Centre, Road, Town, Tortola, British Virgin Islands

Facsimile:

Attn: Director

(2) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

(3) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

(4) Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

(5) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the People’s Republic of China.

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(6) Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

(7) Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by General Red BVI and Sheng Da BVI.

(8) Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

(9) Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

General Red BVI:

General Red Company, Ltd.

By: /s/ Xingping Hou

Name: HOU, Xingping

Title: Director

Sheng Da BV1:

Sheng Da Holding Limited

By: /s/ Xingping Hou

Name: HOU, Xing ping

Title: Director

Xingguo:

Xingguo General Red Navel Orange Preservation Company, Ltd.

By: /s/ Xingping Hou

Name: HOU, Xingping

Title: Executive Director

Shareholder:

Xingguo General Fruits Development Company, Ltd.

By: /s/ Xingping Hou

Name: HOU, Xingping

Title: Executive Director

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EXHIBIT A

NOTICE OF TRANSFER AND ASSIGNMENT OF OPERATING AGREEMENT

To:	The Executive Director of

 Xingguo General Red Navel Orange Preservation Company, Ltd.

From:	General Red Company, Ltd.

Date:	June 30, 2011

Dear Executive Director:

This letter shall serve as formal notice of the transfer by General Red BVI of that certain Operating Agreement dated as of November 17, 2008 by and among General Red BVI, Xingguo and certain shareholder of Xingguo’(the “Operating Agreement”). Effective as of June 30, 2011 (the “Transfer Date”). the Operating Agreement shall be deemed transferred, and all of General Red BVI’s rights and obligations thereunder assigned, to Sheng Da Holdings Limited, a company incorporated under the laws of British Virgin Islands. Sheng Da Holdings Limited is the wholly owned subsidiary of General Red BVI. The transfer and assignment is made pursuant Section 9 of the Operating Agreement. From and after the Transfer Date, Sheng Da Holdings Limited shall assume from General Red BVI all of its rights, powers, privileges and obligations under the Operating Agreement. and shall be entitled to all remedies thereunder.

Very sincerely,

General Red Company, Ltd.

By: /s/ Xingping Hou

Name: HOU, Xingping

Title: Director

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